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                                                               EXHIBIT (h)(5)(i)

                                     FORM OF
                                 AMENDMENT NO. 1
                                       TO
                             PARTICIPATION AGREEMENT


         Amendment No. 1, dated as of [July 31, 2003] ("Amendment"), to the Participation Agreement dated as of December 3, 2001 ("Agreement") by and among AXA Premier VIP Trust, The Equitable Life Assurance Society of the United States, AXA Distributors, LLC and AXA Advisors, LLC,. (collectively, the "Parties").

         The Parties hereby agree that Schedule B to the Agreement is replaced in its entirety by the schedule attached hereto entitled "Schedule B".

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


AXA PREMIER VIP TRUST                  THE EQUITABLE LIFE ASSURANCE
                                       SOCIETY OF THE UNITED STATES

By:                                    By:
   ----------------------------------     ----------------------------------
   Name:  Steven M. Joenk              Name:  Peter D. Noris
   Title: President and Chief          Title: Executive Vice President and Chief
          Executive Officer                   Investment Officer

AXA DISTRIBUTORS, LLC                  AXA ADVISORS, LLC




By:                                    By:
   ----------------------------------     ----------------------------------
   Name:  Jerald E. Hampton               Name:  John Lefferts
   Title: Chairman of the Board and       Title: President and Chief Financial
          Chief Executive Officer                Officer

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                                   SCHEDULE B
                                       TO
                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                        DESIGNATED PORTFOLIOS AND CLASSES


                PORTFOLIOS                                       CLASSES
                ----------                                       -------

AXA Premier VIP Large Cap Growth Portfolio                 Class A and Class B
AXA Premier VIP Large Cap Core Equity Portfolio            Class A and Class B
AXA Premier VIP Large Cap Value Portfolio                  Class A and Class B
AXA Premier VIP Small/Mid Cap Growth Portfolio             Class A and Class B
AXA Premier VIP Small/Mid Cap Value Portfolio              Class A and Class B
AXA Premier VIP International Equity Portfolio             Class A and Class B
AXA Premier VIP Technology Portfolio                       Class A and Class B
AXA Premier VIP Health Care Portfolio                      Class A and Class B
AXA Premier VIP Core Bond Portfolio                        Class A and Class B
AXA Conservative Allocation Portfolio                      Class A and Class B
AXA Conservative-Plus Allocation Portfolio                 Class A and Class B
AXA Moderate Allocation Portfolio                          Class A and Class B
AXA Moderate-Plus Allocation Portfolio                     Class A and Class B
AXA Aggressive Allocation Portfolio                        Class A and Class B
AXA Premier VIP Aggressive Equity Portfolio                Class A and Class B
AXA Premier VIP High Yield Portfolio                       Class A and Class B